UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ZAFGEN, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 18, 2020, Zafgen, Inc. (“Zafgen”) and Chondrial Therapeutics, Inc. (“Chondrial”) agreed that, based on Zafgen’s Net Cash, as defined in the Merger Agreement, Zafgen stockholders will own approximately 37% and Chondrial’s sole stockholder, Chondrial Therapeutics Holdings, LLC (“Holdings”), will own approximately 63% of the combined company as of the closing of the merger contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 17, 2019, as amended, by and among Zafgen, Chondrial, Holdings, and Zordich Merger Sub, Inc., a wholly owned subsidiary of Zafgen (“Merger Sub”), pursuant to which Merger Sub will be merged with and into Chondrial (the “Merger”), with Chondrial continuing after the Merger as the surviving corporation and a wholly-owned subsidiary of Zafgen. Pursuant to the Merger Agreement with Chondrial, the percentage of the combined company that Zafgen stockholders will own as of the closing of the Merger was subject to adjustment based on the level of Zafgen’s Net Cash (or cash and cash equivalents minus outstanding liabilities) as of a determination date prior to the closing.

Additional Information about the Proposed Merger and Where to Find It

This communication relates to the proposed Merger involving Zafgen and Chondrial and may be deemed to be solicitation material in respect of the proposed Merger involving Zafgen and Chondrial. In connection with the proposed Merger, Zafgen has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) relating to the approval of the Merger Agreement on April 29, 2020 and mailed such proxy statement to Zafgen security holders. Investors and security holders of Zafgen are urged to read these materials because they contain important information about Zafgen, Chondrial and the proposed Merger. The proxy statement and other relevant materials and any other documents filed by Zafgen with the SEC, may be obtained free of charge at the SEC web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Zafgen by directing a written request to: Zafgen, Inc., 3 Center Plaza, Suite 610, Boston, Massachusetts 02108, Attention: Secretary. Investors and security holders are urged to read the proxy statement and other relevant materials when they become available before making any voting or investment decision with respect to the proposed Merger.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Participants in Solicitation

Zafgen and its directors and executive officers and Chondrial and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Zafgen in connection with the proposed merger. Information regarding the special interests of these directors and executive officers in the proposed Merger are included in the definitive proxy statement referred to above. These documents are available free of charge at the SEC web site (www.sec.gov) and from the Secretary of Zafgen at the address above.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements based upon Zafgen’s and Chondrial’s current expectations. Forward-looking statements involve risks and uncertainties, and include, but are not limited to, statements about the structure, timing and completion of the proposed Merger; the combined company’s listing on the Nasdaq Global Market after the closing of the proposed merger; expectations regarding the ownership structure of the combined company; the combined company’s expected cash position at the closing of the proposed merger; the future operations of the combined company; the nature, strategy and focus of the combined company; the development and commercial potential and potential benefits of any product candidates of the combined company; the executive and board structure of the combined company; the location of the combined company’s corporate headquarters; and other statements that are not historical fact. Actual results and the timing of events may differ materially from those indicated by these forward-looking statements as a result of various important factors, including, without limitation: (i) the risk that the conditions to the closing of the proposed merger are not satisfied, including the failure to timely obtain stockholder approval for the proposed merger, if at all; (ii) uncertainties as to the timing of the consummation of the proposed Merger and the ability of each of Zafgen and Chondrial to consummate the proposed merger; (iii) risks related to Zafgen’s ability to manage its operating expenses and its expenses associated with the proposed merger pending closing; (iv) risks related to the failure or delay in obtaining required approvals from any governmental or quasi-governmental entity necessary to consummate the proposed Merger; (v) the risk that as a result of adjustments to the exchange ratio, Zafgen stockholders and Chondrial stockholders could own more or less of the combined company than is currently anticipated; (vi) risks related to the market price of Zafgen’s common stock relative to the exchange ratio; (vii) unexpected costs, charges, expenditures or expenses resulting from the proposed Merger; (viii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed Merger; (ix) Zafgen’s ability to retain personnel as a result of the announcement or completion of the proposed Merger; and (x) risks associated with the possible failure to realize certain anticipated benefits of the proposed Merger, including with respect to future financial and operating results. Actual results and the timing of events may differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. These and other risks and uncertainties are more fully described in periodic filings with the SEC, including the factors described in the section entitled “Risk Factors” in Zafgen’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC, and in other filings that Zafgen makes and will make with the SEC in connection with the proposed Merger, including the proxy statement described above under “Additional Information about the Proposed Merger and Where to Find It.” You should not place undue reliance on these forward-looking statements, which apply only as of the date of this communication. Zafgen expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.